UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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KINDER MORGAN CANADA LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANS MOUNTAIN SALE ANNOUNCEMENT - EMPLOYEE FAQs

The following is an employee FAQ distributed to Kinder Morgan Canada Limited Employees on June 7, 2018.

This document is dedicated to addressing and answering employee questions based on the May 29 announcement. To ask a question, please email KMCEmployeeFAQs@kindermorgan.com.

BASIC FACTS

1.              What was announced on May 29?

Kinder Morgan Canada Limited agreed to the sale of the Trans Mountain Pipeline system and the expansion project (TMEP) to the Government of Canada for C$4.5 billion and has agreed to assist with the Government of Canada’s efforts  to seek a third-party buyer for the Trans Mountain Pipeline system and TMEP through July 22, 2018.

As part of the agreement, the Government of Canada agreed to fund the resumption of TMEP planning and construction work in 2018 by guaranteeing third-party financing for the 2018 construction work plan. This guarantee of a third-party loan will ensure construction planning and execution resumes without delay, and prior to the close of the transaction later this year.

2.              When do we expect the transaction close?

The parties expect to close the transaction late in the third quarter or early in the fourth quarter of 2018, subject to KML shareholder and applicable regulatory approvals.

3.              What happens if a third party buyer is not found on July 22, 2018?

The Government of Canada has agreed to purchase the Trans Mountain Pipeline system and the expansion project.

The Government of Canada has stated that it is not their intention to be long-term owners and that, at the appropriate time, it will work with potential investors to sell the project and related assets to a new owner or owners in a way that ensures the project’s construction and operation.

4.              How are the assets of Kinder Morgan Canada Limited being separated?

Based on the May 29 announcement, here is how the assets will be separated:

TRANS MOUNTAIN (Pipeline)	KML (Terminal & Products)
• Existing Trans Mountain Pipeline system (including pipeline and affiliated facilities) • Trans Mountain Expansion Project • Puget Sound Pipeline System	• Leased merchant tanks within Edmonton Terminal • North 40 Terminal • Edmonton Rail Terminal • Alberta Crude Terminal • Base Line Terminal • Vancouver Wharves • Jet Fuel pipeline • Cochin pipeline

PEOPLE

1.              How are the employees being separated between Trans Mountain and Kinder Morgan Canada Limited?

As a condition of the sale, KMC personnel who work on Trans Mountain, the Puget Pipeline or the TMEP will transfer to the new owner.  Other KMC employees will join a new Kinder Morgan company that will manage the remaining assets. That new company will be part of KML — the publicly traded entity in Canada.  We expect no reduction in force associated with this transaction.  Your supervisor and/or Human Resources will provide more information in the coming weeks on your individual situation.

2.              Will individuals who did/do work for both TMPL and the Terminals business be given a choice between companies?

All employees will have jobs, essentially as they have today, for either KML (Terminals and Products) or Trans Mountain (Pipelines).

For many employees and contractors, it is obvious that they are affiliated with a particular business unit. However, there are some shared service employees who work in the Pipelines organization, or Corporate Shared Services but support both Terminals and Products.  As a result, senior management will be reviewing business needs and determining positions that need to be assigned to a business unit.  These determinations will be made by the senior executives, informed by work that is being done today and with a view to what the business units will need in the future.  Senior management will provide clarity to all employees as soon as we are able.

3.              How will Westridge Marine Terminal operations be split up since it handles products for both TMPL and Jet Fuel?  At the dock we are curious how things go for us who deal with both aspects of those jobs on a daily basis?

There will be a transition agreement established for jet fuel operation. The facility will continue to operate, at least initially, as it does today and the costs will be allocated between parties as required.

4.              What will the management structure of the new Trans Mountain look like?

The management structure of the new Trans Mountain will be developed as part of the transition process and will be effective at closing.

5.              What is the future of the Joint Industry Council (JIC)? Will it continue for both KMC and Trans Mountain after the separation?

Yes. The Joint Industry Council continues to be a conduit for pipeline communications between field operational staff and management, just as it does today.

BENEFITS & COMPENSATION

1.              Will compensation be negatively affected for the individuals that remain at KML?

While there may be changes in some of your benefit and compensation plans after the close, we want to reassure you that we are committed to making sure that any new plans or programs are comparable to what you have today. Work has just started on this important topic and you will receive more information on this as soon as it is available.

2.              I am very close to being 65 and was very much depending on my KMC Pension.  When Trans Mountain Pipeline is sold, what happens to my pension?

Employees who are part of the Trans Mountain transaction (pipelines) will retain their current benefits and pension programs. There is no change to individuals who are currently receiving KMC pension benefits in retirement.

While there may be changes in some of the benefit and compensation plans for KML (Terminals and Products) after the close, we want to reassure you that we are committed to making sure that any new plans or programs are comparable to what you have today. Work has just kicked off on this important topic and you will receive more information on this as soon as it is available.

Any changes will be communicated in detail to impacted employees and, as is the case today, made in compliance with federal Canada Labour Code and applicable regulatory requirements.

HOURS OF WORK & VACATION

1.              Will my hours of work change?

Hours of work and modified work schedules will not change materially.  As is the case today, work schedules are developed to ensure we effectively meet operational requirements.  This will continue to be how hours of work and schedules are evaluated in respect of all employees (both Pipelines and KML).

2.              What about vacation time? Will that be impacted?

All employees retain their credited and accrued service in respect to vacation, service milestones, etc.

TRANSITION SERVICES

1.              When can/should we start thinking about a transition plan?

Planning is underway to establish transition teams and processes. The very nature of transition means that all business units will be actively engaged in the process and planning.

IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION

This communication is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This communication is also not a substitute for any proxy statement or other filings that may be made with the Securities Exchange Commission (the “SEC”) with respect to the proposed transaction. Approval of the proposed transaction will be submitted to the Company’s shareholders for their consideration, and the Company will file a definitive proxy statement to be used to solicit shareholder approval of the transaction with the SEC. Detailed information about the transaction will be contained in the definitive proxy statement and other documents to be filed with the SEC and mailed to shareholders prior to the meeting.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its shareholders a proxy statement in connection with the transaction. The proxy statement will contain important information about Acquiror, the Company, the transaction and related matters.  Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or on the Company’s website at https://ir.kindermorgancanadalimited.com/.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the acquisition agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended December 31, 2017 and its proxy statement dated March 28, 2018, which are filed with the SEC.  A more complete description will be available in the proxy statement to be used to solicit shareholder approval of the transaction.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This document includes “forward-looking information” and “forward-looking statements” within the meaning of applicable securities laws (“forward-looking statements”). Forward-looking statements in this document include statements, express or implied, concerning, without limitation: the sale of the TMPL and TMEP, the amount of the Company’s after-tax proceeds, the continued management and performance of the Company’s remaining portfolio of assets, the anticipated closing of the Transaction and the timing thereof and the anticipated timing of the special meeting of Shareholders. Forward-looking statements are not guarantees of performance or certain outcomes, and future actions, conditions or events may differ materially from those expressed in forward-looking statements provided in this document. Forward-looking statements involve significant risks, uncertainties and assumptions, many of which are beyond the ability of the Company to control or predict. Among other things, specific factors that could cause actual results to differ from those indicated in the forward-looking statements provided in this document include, without limitation: satisfaction of the terms and conditions in the Transaction, including receiving requisite approvals, changes in market conditions; competitive landscape; issues, delays or stoppages associated with major expansion projects; changes in public opinion; public or government opposition; the resolution of issues relating to the concerns of individuals, special interest or Aboriginal groups, governmental organizations, non-governmental organizations and other third parties that may expose the business to higher project or operating costs, project delays or even project cancellations; significant unanticipated cost overruns or required capital expenditures; the breakdown or failure of equipment and facilities; releases or spills, operational disruptions or service interruptions; the ability of the Company and/or the business to access sufficient external sources of financing, and the cost of such financing; and changes in governmental support and the regulatory environment.

The foregoing list should not be construed to be exhaustive. In addition to the foregoing, important additional information respecting the material assumptions, expectations and risks applicable to the forward-looking statements included in this document are set out in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2018 under the headings “Information Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere and in the Company’s subsequent reports, each available under the Company’s profile on SEDAR at www.sedar.com and filed with the SEC and available at www.sec.gov. Shareholders and prospective investors are urged to review and carefully consider such information prior to making any investment decision in respect of the Company’s restricted voting shares or other securities. The risk factors applicable to the Company could cause actual results to vary materially from those contained in any forward-looking statements. The forward-looking statements included in this document are made as of the date of this document and the Company disclaims any obligation, other than as required by applicable law, to update the forward-looking statements included in this document.